UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 7, 2018 (June 1, 2018)

KLX Inc.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-36610 (Commission File Number)	47-1639172 (I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida 33414-2105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On June 1, 2018, KLX Inc., a Delaware corporation (“KLX” or the “Company”), The Boeing Company, a Delaware corporation (“Boeing”), and Kelly Merger Sub, Inc., a Delaware corporation (“Merger Sub” and, together with KLX and Boeing, the “Parties”), entered into Amendment No. 1 (the “Amendment”) to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 30, 2018 by and among KLX, Boeing and Merger Sub, pursuant to which Merger Sub will merge with and into KLX, with KLX surviving as a wholly owned subsidiary of Boeing (the “Merger”).

Pursuant to the terms of the Amendment, South Korea has been added to the list of jurisdictions set forth on Annex 6.03(a) to the Merger Agreement, such that any required approval of the Merger from an applicable antitrust authority in South Korea is a condition to the obligations of the Parties to effect the Merger pursuant to Section 7.01(c) of the Merger Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement on Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. The actual experience and results of KLX Inc. (the “Company”) and of the Energy Services Group (“ESG”) may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the Form 10 to be filed in connection with the proposed spin-off of ESG. For more information, see the sections entitled “Risk Factors” and “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed transaction between KLX and The Boeing Company (“Boeing”), KLX has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement, when available, will be sent or given to KLX shareholders. KLX will also file with the SEC a registration statement with respect to the spin-off of its Energy Services Group. KLX SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE

PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain the documents free of charge when they are available at the SEC’s website, www.sec.gov, or from KLX at its website, www.klx.com, or by contacting KLX Investor Relations at (561) 383-5100.

Participants in Solicitation

KLX and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning KLX’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is set forth in Amendment No. 1 to KLX’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018 filed with the SEC on May 22, 2018. A more complete description will be available in the definitive proxy statement with respect to the merger and the registration statement with respect to the spin-off when they become available.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description of Exhibits
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 1, 2018, by and between The Boeing Company, Kelly Merger Sub, Inc. and KLX Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2018

KLX INC.

By:	/s/ MICHAEL F. SENFT
	Name:	Michael F. Senft
	Title:	Vice President and Chief Financial Officer